UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2005

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA 22303

(Address of principal executive offices)    (Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 11, 2005, Peter C. Belford, Sr. and Rear Admiral U.S. Navy (retired) Daniel P. March were appointed to the Board of Directors of Analex Corporation (the “Company” or “Analex”).

Mr. Belford was a director of Analex from November 2001 through March 2005. On March 11, 2005, Mr. Belford voluntarily resigned from the Board to enable the Company to remain in compliance with the American Stock Exchange listing requirement for a majority of independent directors during the search for Mr. March who replaces former director Mr. Keith Kellogg. It has always been the Company’s intention to re-elect Mr. Belford to the Board as soon as a qualified independent director is identified by the Nominating Committee of the Board. In April 2005, the Nominating Committee recommended the appointment of Mr. March to the Board and the Board, after confirming the independence of Mr. March, unanimously approved the appointment of Mr. March and the re-appointment of Mr. Belford to the Board.

With the appointment of Mr. March and re-appointment of Mr. Belford, five (5) of the Company’s current nine (9) directors are independent members of the Board. A copy of the Company’s press release announcing the appointment of Mr. March and re-appointment of Mr. Belford is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit
99.1	Press release dated April 13, 2005 announcing the appointment of Mr. March and re-appointment of Mr. Belford to the Board of Analex Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: April 13, 2005	By:	/s/ Sterling E. Phillips, Jr.
Sterling E. Phillips, Jr. Chief Executive Officer